                                                              EXHIBIT (a)(5)(vi)


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                        NOTICE OF TENDER OFFER AND MERGER
                                       AND
                              NOTICE OF REDEMPTION

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Dear Debenture Holder:

         RE:      10% Convertible Subordinated Debenture Due 2004

                  This notice is given pursuant to the Indenture (the "Indenture"), dated as of March 27, 1998, between PlayCore, Inc. (the "Company")(formerly known as Swing-N-Slide Corp.) and Firstar Bank, N.A., as trustee, and the terms of the Company's 10% Convertible Subordinated Debentures due 2004 (the "Debentures"). THE REDEMPTION OF THE DEBENTURES IS CONDITIONED ON THE CONSUMMATION OF THE TENDER OFFER (AS DEFINED BELOW).

                  NOTICE IS HEREBY GIVEN that the Company and Jasdrew Acquisition Corp. ("Acquisition Company"), a wholly-owned subsidiary of PlayCore Holdings, Inc. ("Parent"), a wholly-owned subsidiary of PlayCore Holdings, L.L.C., have offered to purchase in a joint tender offer (the "Tender Offer") and in related transactions all the outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company for $10.10 per share (the "Purchase Price"). The "Expiration Date" of the Tender Offer is 5:00 p.m., New York City time, on May 18, 2000, as such time or date may be extended as provided for in that certain Agreement and Plan of Merger, dated April 13, 2000, by and among Acquisition Company, Parent and the Company. Assuming that the Tender Offer is successfully completed, shares of Common Stock not tendered (or not purchased in related transactions described in the Offer to Purchase, dated April 20, 2000) are expected to be "cashed out" at the Purchase Price in a second-step merger of Acquisition Company with and into the Company (the "Merger").

                  Provided the Tender Offer is consummated, the Company, pursuant to the Indenture and the terms of the Debentures, will redeem all of the Debentures outstanding as of the 16th day following consummation of the Tender Offer (or, if such date is a Saturday, Sunday or federal holiday, on the next business day) (the "Redemption Date") at a redemption price (the "Redemption Price") equal to 100% of the principal amount of the Debentures, together with accrued interest to the Redemption Date. On the Redemption Date, the Redemption Price will become due and payable upon each outstanding Debenture and interest thereon will cease to accrue. Holders who do not convert their Debentures prior to the Redemption Date should send their redeemed Debentures to the trustee, Firstar Bank, N.A., at 1555 North RiverCenter Drive, Suite 301,
ATTN: Bond Redemption, Milwaukee, Wisconsin 53212.

                  Prior to the Redemption Date, holders of the Debentures are entitled to participate in the Tender Offer, if, before the Expiration Date, they (a) convert the Debentures

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they hold at the Debentures' conversion rate (the "Conversion Rate") of (i) one share of Common Stock for each $4.80 principal amount of Debentures in the case of Debentures issued to GreenGrass Holdings, James R. Rastetter, Brian K. Zeilinger and Richard G. Mueller or (ii) one share of Common Stock for each $4.70 principal amount of Debentures in the case of Debentures issued pursuant to the Company's Registration Statement on Form S-3 filed March 31, 1998, and
(b) tender in the Tender Offer the shares of Common Stock they receive upon conversion of the Debentures ("Converted Shares").

                  Since the Redemption Price is less than the aggregate Purchase Price that a holder of Debentures can receive on the Converted Shares in the Tender Offer or Merger, we expect that all of the Debentures will be converted. Provided that the Tender Offer is consummated, holders who convert their Debentures and validly tender their Converted Shares will receive a cash payment in an amount per Converted Share equal to the Purchase Price.

                  To simplify the process of converting the Debentures, issuing certificates for shares of Common Stock received upon conversion of the Debentures and then requiring holders to tender those shares of Common Stock pursuant to the Tender Offer, we will permit holders to convert their Debentures and tender their Converted Shares pursuant to the terms of the enclosed Offer to Purchase by following the instructions below. Holders who convert their Debentures and tender the Converted Shares will not receive certificates for the Converted Shares.

                  To convert your Debentures and tender the Converted Shares, please read the enclosed Offer to Purchase and Letter of Transmittal and then:

                  1. Complete and execute the enclosed Election to Convert;

                  2. Complete and execute the enclosed Letter of Transmittal in accordance with the instructions thereto;

                  3. Complete the enclosed Attachment to Letter of Transmittal; and

                  4. Deliver an executed Election to Convert, an executed Letter of Transmittal and a completed Attachment to Letter Transmittal (listing the Converted Shares) to the Depositary, First Chicago Trust Company of New York, in accordance with the instructions accompanying the Letter of Transmittal.

                  If you have any questions about how to convert your Debentures and tender the Converted Shares, please call D.F. King & Co., Inc., the Information Agent, at (800) 431-9645.

                  By converting Debentures and tendering the Converted Shares pursuant to the Tender Offer, and assuming the Tender Offer is consummated, you will forego the rights associated with owning the shares of Common Stock into which the Debentures may be converted, including, without limitation, the rights under Section 262 of the Delaware General Corporation Law to dissent from the Merger and to receive an appraisal of, and payment in


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cash for, the fair value of your Common Stock. Please read the enclosed Offer to
Purchase "SPECIAL FACTORS--Section 6 (Rights of Stockholders in the Offer and the Merger)" for a description of these rights.

                  The right to convert the Debentures will terminate on the Redemption Date. If the Merger is consummated before the Redemption Date, holders of Debentures who convert their Debentures prior to the consummation of the Merger but do not validly tender their Converted Shares in the Tender Offer will be cashed out at the Purchase Price in the Merger. Holders who convert their Debentures after the consummation of the Merger but prior to the Redemption Date will not receive Shares, but rather, will receive an amount in cash equal to Purchase Price multiplied by the number of shares of Common Stock into which their Debentures are convertible at the Conversion Rate. Holders who do not covert their Debentures prior to the Redemption Date will receive the Redemption Price.

                  Dated April 20, 2000.

                                                     Sincerely,

                                                     PLAYCORE, INC.


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                               ELECTION TO CONVERT
                10% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2004

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To PlayCore, Inc.:

                  The undersigned owner of 10% Convertible Subordinated Debentures (the "Debentures") of PlayCore, Inc. (the "Company")(formerly known as Swing-N-Slide Corp.) hereby irrevocably exercises the option to convert all of his, her or its Debentures, or the portion below designated, into shares of common stock, $0.01 par value ("Common Stock"), of the Company in accordance with the terms of the Indenture, dated as of March 27, 1998, between the Company and Firstar Bank, N.A., as trustee, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name is indicated in the assignment below; provided, however, that if the shares of Common Stock issuable and deliverable upon conversion of the Debentures are validly tendered pursuant to the offer (the "Offer") to purchase all outstanding shares of Common Stock at $10.10 per share by Jasdrew Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of PlayCore Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of PlayCore Holdings, L.L.C., a Delaware limited liability company, and by the Company, then no certificates for such shares shall be issued and all consideration payable in exchange for tendering such shares pursuant to the Offer shall be paid and delivered to the undersigned, unless a different name and/or address has been indicated in the Letter of Transmittal delivered herewith and pursuant to the terms of the Offer.

Dated: _______________, 2000

Principal Amount of Debentures to be converted ($1.00 or an integral multiple thereof):

                                           -------------------------------------

$                                          Signature (for conversion only)
  ------------                             Please Print or Type Name and
                                           Address, Including Zip Code, and
                                           Social Security or other
                                           Identifying Number

                                           -------------------------------------

                                           -------------------------------------

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                       ATTACHMENT TO LETTER OF TRANSMITTAL

         This Attachment to Letter of Transmittal is to be completed by holders of 10% Subordinated Debentures due 2004 (the "Debentures") of PlayCore, Inc. (the "Company") if such holder has elected to (i) convert the Debentures into shares of common stock, $0.01 par value per share (the "Shares"), of the Company and (ii) tender the Shares issuable upon conversion of the Debentures pursuant to the offer to purchase (the "Offer") all outstanding Shares at $10.10 per share by Jasdrew Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of PlayCore Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of PlayCore Holdings, L.L.C., a Delaware limited liability company, and/or by the Company.

----------------------------------------------------------------------------------------------------------------------
                                            DESCRIPTION OF SHARES TENDERED
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      NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)
  (PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S) APPEAR(S)
         ON THE DEBENTURES AND ELECTION TO CONVERT                               SHARES TENDERED
                                                                --------------------------------------------------
                                                                                   TOTAL NUMBER
                                                                                    OF SHARES
                                                                 PRINCIPAL         REPRESENTED          NUMBER OF
                                                                 AMOUNT OF        BY ELECTION TO         SHARES
                                                                DEBENTURES*         CONVERT**           TENDERED
                                                                -----------       --------------        ----------


                                                                -----------       --------------        ----------

                                                                -----------       --------------        ----------

                                                                -----------       --------------        ----------
                                                                Total Shares:
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*  Principal amount of 10% Subordinated Debentures due 2004 being converted pursuant to Election to Convert.

** Shares received upon conversion of the Debentures at the Conversion Rate.
   Unless otherwise indicated, it will be assumed that all Shares issuable upon conversion of the Debentures evidenced by the Election to Convert are being tendered hereby.
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

                        THE DEPOSITARY FOR THE OFFER IS:
                     FIRST CHICAGO TRUST COMPANY OF NEW YORK

              By Mail:                           By Overnight Delivery:                     By Hand Delivery:
        First Chicago Trust                    First Chicago Trust Company                 First Chicago Trust
        Company of New York                            of New York                         Company of New York
   Corporate Actions, Suite 4660              Corporate Actions, Suite 4660            c/o Securities Transfer and
           P.O. Box 2569                     525 Washington Blvd, 3rd Floor              Reporting Services, Inc.
     Jersey City, NJ 07303-2569                   Jersey City, NJ 07310                  Attn: Corporate Actions
                                                                                       100 William Street, Galleria
                                                                                            New York, NY 10038


         FOR ADDITIONAL INFORMATION, PLEASE CALL FIRST CHICAGO TRUST COMPANY OF NEW YORK AT (800) 446-2617.

         DELIVERY OF THIS ATTACHMENT TO LETTER OF TRANSMITTAL WITH THE ACCOMPANYING LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST COMPLETE THIS ATTACHMENT TO LETTER OF TRANSMITTAL, SIGN THE ACCOMPANYING LETTER OF TRANSMITTAL WHERE INDICATED AND COMPLETE THE SUBSTITUTE FORM W-9 PROVIDED HEREWITH.

         THE ACCOMPANYING LETTER OF TRANSMITTAL AND INSTRUCTIONS THERETO SHOULD BE READ CAREFULLY BEFORE THIS ATTACHMENT TO LETTER OF TRANSMITTAL IS COMPLETED.